UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in Current Reports on Form 8-K filed by  TXP Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 2, 2008 and October 15, 2008, on May 29, 2008 the Company consummated a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, L.P. (“YA Global”) providing for the sale by the Company to YA Global of its 12% secured convertible debentures in the aggregate principal amount of $5,750,000 (the “Debentures”), of which a $3,000,000 Debenture was issued on May 29, 2008, a $1,500,000 Debenture was issued on August 14, 2008, and a $1,250,000 Debenture is scheduled to be issued on or about November 15, 2008.

Beginning on October 31, 2008 and each monthly anniversary thereafter until paid in full, the Company was required to redeem the outstanding principal amount of the Debentures in installments equal to $167,777 per month, in cash or in common stock (the “Redemption Shares”) at the Company’s option and if certain additional conditions are met, at a per share price equal to the lesser of (i) the conversion price, or (ii) a 25% discount to the lowest daily volume weighted average price for the common stock for the 20 trading days prior to the redemption payment date; provided that, the Redemption Share component of each redemption payment will be limited to 15% of the dollar value of the common stock traded over the previous 30 trading days.

On November 13, 2008, the Company entered into a Deferral Agreement (the “Deferral Agreement”) with YA Global deferring the mandatory redemption payments of principal and accrued and unpaid interest which were scheduled to be made on October 31, 2008 and November 30, 2008 to December 15, 2008; provided that, interest shall continue to accrue on the mandatory redemption payments previously due on October 31, 2008 and November 30, 2008 until such mandatory redemption payments are paid in full.

In addition, as previously reported in the Current Report on Form 8-K filed by the Company with the SEC on June 2, 2008, on May 29, 2008 the Company entered into an amendment to the secured convertible notes issued to YA Global pursuant to that certain securities purchase agreement dated as of March 30, 2007 to, among other things, provide for the commencement of mandatory redemption payments by the Company in the amount of $100,000 per month, consisting of accrued and unpaid interest and principal, on October 31, 2008.

Under the Deferral Agreement, mandatory redemption payments of principal and accrued and unpaid interest under the March 2007 notes which were scheduled to be made on October 31, 2008 and November 30, 2008 were deferred to December 15, 2008; provided that, interest shall continue to accrue on the mandatory redemption payments previously due on October 31, 2008 and November 30, 2008 until such mandatory redemption payments are paid in full.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Deferral Agreement dated as of November 13, 2008 by and between TXP Corporation and YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: November 13, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer